SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2002

SUSQUEHANNA MEDIA CO.
(Exact name of registrant as specified in charter)

Delaware	333-80523	23-2722964
(State of other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

140 East Market Street, York, PA 17401
(Address of principal executive offices)

Registrant’s telephone number, including area code: (717) 848-5500

Item 5.    Other Events

Susquehanna Media Co. (Media) reported $90.6 million in consolidated revenues for the second quarter ended June 30, 2002. Revenues increased $8.7 million or 11% compared to second quarter 2001. Quarterly operating income of $18.9 million represented a $7.2 million or 62% increase over the second quarter 2001. Quarterly Adjusted EBITDA of $28.3 million was $4.6 million or 19% higher than the second quarter of 2000.

For the six months ended June 30, 2002, consolidated revenues were $162.3 million, an increase of $13.6 million or 9% compared to 2001. Operating income for the six months was $31.8 million, a $13.7 million or 76% increase compared to 2001. Adjusted EBITDA of $49.3 million represented an increase of $7.6 million or 18% compared to 2001.

For the three months and six months ended June 30, 2002, both operating income and Adjusted EBITDA were negatively impacted by a $4.1 million charge due to a change in the valuation basis of a subsidiary’s Performance Share Plan. A similar $4.2 million charge was incurred in the comparable periods of 2001.

Second quarter operating income increased by $3.4 million compared to 2001 due to the cessation of amortization of goodwill and other intangible assets as of January 1, 2002. Six months operating income also increased by $6.5 million for the same reason.

Media completed its transitional assessment of goodwill as of January 1, 2002 during the second quarter as required by Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangible Assets.” The transitional assessment determined that goodwill of its Internet reporting unit was impaired. A $5.0 million loss was recognized as the cumulative effect of a change in accounting principle.

In May 2002, a subsidiary repurchased $14.6 million of its Class B non-voting stock from retirees and current employees.

A conference call is scheduled to review Media’s second quarter and six month results on Tuesday, August 6, 2002 at 11:00 am EDT. To participate in this conference call, please dial (877) 326-2337. The participant code is 7055494.

A press release is attached as Exhibit 99.

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Some of the statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates’ or the negative thereof or other variations thereof or comparable terminology, or by discussion of strategies, each of which involves risks and uncertainties. All statements other than of historical facts included herein, including those regarding Media’s financial position, business strategy, projected plans and objectives of management for future operations, are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of Media to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, but are not limited to, general economic and business conditions (both nationally and in Media’s markets), acquisition opportunities, expectations and estimates concerning future financial performance, financing plans, Media’s ability to service its outstanding indebtedness, the impact of competition, existing and future regulations affecting Media’s business, nonrenewal of cable franchises, decreases in Media’s customers advertising and entertainment expenditures and other factors over which Media may have little or no control.

Item 7.    Financial Statements and Exhibits

The exhibit(s) filed herewith are set forth on the Exhibit Index hereto.

EXHIBIT INDEX

The following exhibit is filed herewith:

Exhibit No.	Description
99	Press Release dated August 2, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUSQUEHANNA MEDIA CO. (Registrant)

Dated: August 2, 2002	By:	/s/ JOHN L. FINLAYSON
John L. Finlayson Vice President and Principal Financial and Accounting Officer